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                                                                     EXHIBIT 3.2




                          SOUTHERN MINERAL CORPORATION
                                    BY-LAWS
                                  (AS AMENDED)


                                   ARTICLE I

                                    OFFICES

               SECTION 1. The principal office shall be in the City of Reno, County of Washoe, State of Nevada.

               SECTION 2. The corporation may also have off ices at such other places both within and without the State of Nevada as the board of directors may from time to time determine or the business of the corporation may require.

                                   ARTICLE II

                            MEETINGS OF STOCKHOLDERS

               SECTION 1. All meetings of the stockholders may be hold at such time and place within or without the State of Nevada as shall be stated in the notice of the meeting, or in a duly executed waiver of notice thereof.

               SECTION 2. Annual meetings of stockholders, commencing with the year 1986, shall be held an the fourth Tuesday of April of each year, if not a legal holiday, and if a legal holiday then on the next secular day following, at 10:00 a.m., or at such other date and time as shall be designated from time to time by the board of directors and stated in the notice of the meeting, at which they shall elect by a plurality vote a board of directors, and transact such other business as may properly he brought before the meeting.

               SECTION 3. Special meetings of the stockholders,, for any purpose or purposes, unless otherwise prescribed by statute or by the articles of incorporation, may be called by the president and shall be called by the president or secretary at the request in writing of a majority of the board of directors, or at the request in writing of stockholders owning a majority in amount of the entire capital stock of the corporation issued and outstanding and entitled to vote. Such request shall state the purpose or purposes of the proposed meeting.

               SECTION 4. Notices of meetings shall be in writing and signed by the president or a vice president, or the secretary, or an assistant secretary, or by such other person or persons as the directors shall designate. Such notice shall state the purpose or purposes for which the meeting is called and the time when, and the place, which may he with or without this state, where it is to be held. A copy of such notice shall be either delivered personally to or shall be mailed, postage prepaid, to each stockholder of record emitted to vote at such meeting not less than ten nor more than sixty days before such
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meeting.  If mailed, it shall be directed to a stockholder at his address as it appears upon the records of the corporation and upon such mailing of any such notice, the service thereof shall be complete, and the time of the notice shall begin to run from the date upon which such notice is deposited in the mail for transmission to such stockholder. Personal delivery of any such notice to any officer of a corporation or association, or to any member of a partnership shall constitute delivery of such notice to such corporation, association or partnership. In the event of the transfer of stock after delivery or mailing of the notice of and prior to the holding of the meeting it shall not he necessary to deliver or mail notice of the meeting to the transferee.

               SECTION 5. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

               SECTION 6. The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statue or by the articles of incorporation. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented any business may be transacted which might have been transacted at the meeting as originally notified.

               SECTION 7. When a quorum is present or represented at any meeting, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which by express provision of the statutes or of the articles of incorporation a different vote is required in which case such express provision shall govern and control the decision of such question.

               SECTION 8. Every stockholder of record of the corporation shall be entitled at each meeting of stockholders to one vote for each share of stork standing in his name on the books of the corporation.

               SECTION 9. At any meeting of the stockholders, any stockholder may be represented and vote by a proxy or proxies appointed by an instrument in writing. In the event that any such instrument in writing shall designate two or more persons to act as proxies, a majority of such persons present at the meeting, or, if only one shall be present, then that one shall have. and may exercise all of the powers conferred by such written instrument upon all of the persons so designated unless the instrument shall otherwise provide. No such proxy shall be valid after the expiration of six months from the date of its execution, unless coupled with an interest, or unless the person executing it specifies therein the length of time for which it is to continue in force, which in no case shall exceed seven years from the date of its execution. Subject to the above, any proxy duly executed is not revoked and continues in full force and affect until an instrument revoking it or a duly executed proxy bearing a later date is filed with the secretary of the corporation.
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               SECTION 10.  Any action, except election of directors, which may be taken by the vote of the stockholders at a meeting, may be taken without a meeting if authorized by the written consent of stockholders holding at least a majority of the voting power, unless the provisions of the, statutes or of the articles of incorporation require a greater proportion of voting power to authorize such action in which case such greater proportion of written consent shall be required.

                                  ARTICLE III

                                   DIRECTORS

               SECTION 1. (1) The number of directors which shall constitute the whole board of directors shall be fixed from time to time by resolution of the board of directors, provided that (i) such number shall be no more than twelve and shall be at least the minimum number specified in the articles of incorporation, or if not so specified, at least three, and (ii) no such resolution and no amendment to this Section 1 shall shorten the term of any incumbent director. All directors shall be of full age and at least one director shall be a citizen of the United States. Directors shall be elected at the annual meeting of stock-holders, and except as provided in Section 2 of this Article III, each director shall hold office until his successor is elected and qualified unless a director sooner resigns. Directors need not be stockholders.

                 SECTION 2. Vacancies, including those caused by an increase in the number of directors, may be filled by a majority of the remaining directors though less than a quorum. When one or more directors shall give notice of his or their resignation to the board, effective at a future date, the board shall have power to fill such vacancy or vacancies to take affect when such resignation or resignations shall become effective, each director so appointed to hold office during the remainder of the term of office of the resigning director or directors.

                 SECTION 3. The business of the corporation shall be managed by its board of directors which may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or by the articles of incorporation or by these by-laws directed or required to be exercised or done by the stockholders.

                 SECTION 4. The board of directors of the corporation may hold meetings, both regular and special, either within or without the State of Nevada.


                       MEETINGS OF THE BOARD OF DIRECTORS

                 SECTION 5. The first meeting of each newly elected board of directors shall be held at such time and place as shall be fixed by the vote of the stockholders at the annual meeting and no notice of such meeting shall be necessary to the newly elected




-------------------------------

(1) As amended by resolution of the Board of Directors adopted on March 30, 1995.
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directors in order legally to constitute the meeting, provided a quorum shall be present. In the event of the failure of the stockholders to fix the time or place of such first meeting of the newly elected board of directors, the first meeting of the board of directors may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the board of directors, or as shall he specified in a written waiver signed by all of the directors.

                 SECTION 6. Regular meetings of the board of directors may be held without notice at such time and place as shall from time to time be determined by the board.

               SECTION 7. Special meetings of the board of directors may be called by president or secretary and shall be called by the president or secretary on the written request of two directors. Written, hand delivery, telegram, or facsimile notice of special meetings of the board of directors shall be given to each director at least two days before the date of the meeting, unless such notice and time of meeting is waived by all directors.

               SECTION 8. A majority of the board of directors, at a meeting duly assembled, shall be necessary to continue a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which a quorum is present shall be the act of the board of directors, except as may be otherwise specifically provided by statute or by the articles of incorporation. Any action required or permitted to be taken at a meeting of the directors may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the directors entitled to vote with respect to the elect matter thereof.

                            COMMITTEES OF DIRECTORS

               SECTION 9. The board of directors may, by resolution passed by a majority of the whole board, designate one or more committees, each committee to consist of one or more of the directors of the corporation, which, to the extent provided in the resolution, shall have and may exercise the powers of the board of directors in the management of the business and affairs of the corporation, and may have power to authorize the seal of the corporation to be affixed to all papers which may require it. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the board of directors.

                SECTION 10. The committees shall keep regular minutes of their proceedings and report the same to the board when required.

                           COMPENSATION OF DIRECTORS

               SECTION 11. The directors may be paid their expenses, if any, of attendance at each meeting of the board of directors and may be paid a fixed sum for attendance at each meeting of the board of directors or a stated sum as director. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor. Members of special or standing
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committees may be allowed like compensation for attending meetings.

                                   ARTICLE IV

                                    NOTICES

               SECTION 1. Notices to directors and stock-holders shall be in writing and delivered personally or mailed to the directors or stockholders at their addresses appearing on the books of the corporation. Notice by mail shall be deemed to be given at the time when the same shall be mailed. Notice to directors may also be given by hand, facsimile or telegram.

               SECTION 2. Whenever all parties entitled to vote at any meeting, whether of directors or stockholders, consent, either by a writing on the records of the meeting or filed with the secretary, or by presence at such meeting and oral consent entered an the minutes, or by taking part in the deliberations at such meeting without objection, the doings of such meeting shall be as valid as if had at a meeting regularly called and noticed, and at such meeting any business may be transacted ,which in not excepted from the written consent or to the consideration of which no objection for want of notice is made at the time, and if any meeting be irregular f or want of notice or of such consent, provided a quorum was present at such meeting, the proceedings of said meeting may be ratified and approved and rendered likewise valid and the irregularity or defect therein waived by a writing signed by all parties having the right to vote at such meetings; and such consent or approval of stockholders may be by proxy or attorney, but all such proxies and powers of attorney must be in writing.

               SECTION 3. Whenever any notice whatever is required to be given under the provisions of the statutes, of the articles of incorporation or of these by-laws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

                                   ARTICLE V

                                    OFFICERS

               SECTION 1. The officers of the corporation shall be chosen annually by the board of directors at its first meeting after the annual stockholders' testing and shall be a President, a Vice President, a Secretary and a Treasurer; and if the board of directors shall so determine, a Chairman of the Board of Directors or a Senior vice President. The board of directors may also choose additional Vice Presidents, Assistant secretaries and Assistant Treasurers. The Vice President, Secretary and Treasurer may be the same person.

               SECTION 2. The board of directors may appoint a General Counsel, a General Attorney, or such other officers and agents as it shall from time to time deem necessary, which officers shall hold their offices for such terms and shall exercise such powers and form such duties as shall be determined from time to time by the board of directors.
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               SECTION 3.  The salaries of all officers of the corporation shall be fixed by the board of directors.


               SECTION 4. The officers of the corporation shall hold office Until their successors are chosen and have qualified by entering upon the duties of their office. Any officer elected or appointed by the board of directors may be removed at any time by the affirmative vote of a majority of the board of directors. Should any office be or become vacant, the vacancy may be filled by the directors at any meeting of the board.

                             CHAIRMAN OF THE BOARD

               SECTION 5. In the event the board elects to fill the office of chairman of the Board of Directors, such officer shall preside at all meetings of stockholders and at all meetings of the board. He may, and, in the absence or unavailability of the President, shall execute such deeds, mortgages, bonds, contracts and other corporate obligations or instruments as are authorized by the board of directors.

               SECTION 6. The Chairman of the Board shall be vested with such further responsibilities and powers as shall be delegated to him by the board of directors.

                         PRESIDENT AND VICE PRESIDENTS

               SECTION 7. (a) The President shall be the Chief Executive Officer of the corporation and shall have general supervision, direction and active management of the business of the corporation. In the absence or disability of the Chairman of the Board he shall preside at all meetings of the stockholders and all meetings of the board of directors. it shall be his duty to keep the board of directors informed as to the affairs of the corporation and at the annual meeting of stockholders he shall submit a report of the operations and affairs of the corporation of the preceding fiscal year. He shall see that all orders and resolutions of the board of directors are carried into affect. He may sign and execute in the name of the corporation all authorized deeds, mortgages, bond, contracts and other corporate obligations or instruments. In general, he shall perform all duties incident to the office of President and such other duties as may be prescribed from time to time by the board of directors. In the event the office of Chairman of the Board of Directors shall he left unfilled at any time by the board of directors, or in the absence of the Chairman of the Board of Directors, or in case of the chairman's inability or refusal to act, the President shall perform the duties and shall have and exercise all powers of the Chairman of the Board of Directors.

                 (b) In the absence of the President and Chairman of the Board, or in the event of the President's and Chairman of the Board's refusal or inability to act, the Vice Presidents, in order of their election, shall perform the duties of the President and chairman of the Board.
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                      SECRETARY AND ASSISTANT SECRETARIES

               SECTION 8. The Secretary shall attend all sessions of the board and all meetings of the stockholders and record all votes and the minutes of all proceedings in a book to be kept for that purpose; and shall perform like duties for the standing committees when required. He shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the board of directors, and shall perform such other duties as may he prescribed by the board of directors or President, under whose supervision he shall be. He shall keep in safe custody the seal of the corporation, and when authorized by the board, affix the same to any instrument requiring it, and when so affixed, it shall be attested by his signature or by the signature of the Treasurer or any Assistant Secretary.

               SECTION 9. An Assistant Secretary may perform the duties and exercise the powers of the Secretary, in his absence or disability, and shall perform such other duties as may be prescribed by the board of directors. In the event that neither the Secretary nor an Assistant Secretary should be present or available, then the Treasurer or an Assistant Treasurer may perform the duties and exercise the powers of the Secretary.

                       TREASURER AND ASSISTANT TREASURERS

               SECTION 10. The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation and shall deposit all moneys, and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the board of directors.

               SECTION 11. He shall disburse the funds of the corporation as may be ordered by the board, taking proper vouchers for such disbursements, and shall render to the President and directors, at the regular meetings of the board, or whenever they may require it, an account of all his transactions as Treasurer and of the financial condition of the corporation.

               SECTION 12. If required by the board of directors, he shall give the corporation a bond (which shall be renewed every six years) in such sum, and with such surety or sureties as shall be satisfactory to the board, for the faithful performance of the duties of his office, and for the restoration to the corporation, in case of his death, resignation, retirement or removal tram office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the corporation.

               SECTION 13. An Assistant Treasurer shall perform the duties and exercise the powers of the Treasurer, in his absence or disability, and shall perform such other duties as may be prescribed by the board of directors.

                                   ARTICLE VI

                             CERTIFICATES OF STOCK

               SECTION 1. Every stockholder shall be entitled to have a certificate, signed by the Chairman of the Board or President or a Vice President and the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the corporation, certifying the number of shares owned by him in the corporation. When the corporation is authorized to issue shares of more than one class or more than one series of any class, there shall be sat forth upon the face or back of the certificate, or the certificate shall have a statement that the corporation will furnish to any stockholders upon request and, without charge, a full or summary statement of the designations, preferences and relative, participating, optional or other special rights of the various classes of stock or series thereof and the qualifications, limitations or restrictions of such rights, and if the corporation shall he authorized to issue only special stock, such certificate shall set forth in full or summarize the rights of the holders of such stock.

                SECTION 2. Whenever any certificate is countersigned or otherwise authenticated by a transfer agent or transfer clerk, and by a registrar, then a facsimile of the signatures of the officers or agents of the corporation may be printed or lithographed upon such certificate in lieu of the. actual signatures. In case any officer or officers who shall have signed, or whose facsimile signature or signatures shall have been used on, any such certificate or certificates shall cease to be such officer or officers of the corporation, whether because of death, resignation or otherwise, before such certificate or certificates shall have been delivered by the corporation, such certificate or certificates may nevertheless be adopted by the corporation and be issued and delivered as though the person or persons who signed such certificate or certificates, or whose facsimile signature or signatures shall have been used thereon, had not ceased to be the officer or officers of such corporation.

                               LOST CERTIFICATES

               SECTION 3. The board of directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost or destroyed. When authorizing such issue of a new certificate or certificates, the board of directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or give the corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost or destroyed.

                               TRANSFER OF STOCK

               SECTION 4. Upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

                           CLOSING OF TRANSFER BOOKS

               SECTION 5. The directors may prescribe a period not exceeding sixty days prior to any meeting of the stockholders during which no transfer of stock on the books of the corporation may be made, or may fix a day not more than sixty days prior to the holding of any such meeting as the day as of which stockholders entitled to notice of and to vote at such meeting shall be determined; and only stockholders of record on such day shall be entitled to notice or to vote at such meeting.

                            REGISTERED STOCKHOLDERS

         SECTION 6. The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Nevada.

                                  ARTICLE VII

                                INDEMNIFICATION

               SECTION 1. Litigation Brought by Third Parties. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys/ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporations and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contender or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct, was unlawful.

               SECTION 2. Litigation By or In the Right of the Corporation.
The corporation
shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or vas serving at the request of the carp-oration as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including amounts paid in settlement and attorneys fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation except that no indemnification shall be made for any claim, issue or matter as to which such a person shall have been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation unless and only to the extent that a court in which such action or suit was brought or other course of competent jurisdiction determines upon application that, in view all the circumstances of the case, such person is fairly and reasonably entitled to be indemnified for such expenses which such court shall deem proper.

               SECTION 3. Successful Defense. To the extent that a director, officer, employee or agent of the corporation has been successful an the merits or otherwise in defense of any action, suit or proceeding referred to above, or in defense of any claim, issue or matter therein, he must be indemnified by the corporation against expenses (including attorneys fees) actually and reasonably incurred by him in connection therewith.

               SECTION 4. Determination of Conduct. Any indemnification under the first two Sections of this bylaw (unless ordered by a court or advanced pursuant to Section 5 hereof) must be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper under the circumstances. Such determination shall be made (1) by the board by a majority vote of a quorum consisting of directors who were not parties to such an action, suit or proceeding, or (2) if such a quorum is not obtainable, or, even if obtainable and a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the stockholders.

               SECTION 5. Advance Payment. Expenses incurred by any person who may have a right of indemnification under this bylaw in defending a civil or criminal action, suit or proceeding shall be paid by the corporation as they are incurred and in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation pursuant to this bylaw.

               SECTION 6. By-law not Exclusive. The indemnification and advancement of expenses authorized in or ordered by a court pursuant to these by-laws shall not be deemed exclusive of any other rights to which any person seeking indemnification or advancement of expenses may be entitled under the certificate or articles of incorporation or any by-law, agreement, vote of stockholders or disinterested directors, or otherwise, both as to action in his official capacity or an action in another capacity while holding such office, except that indemnification, unless ordered by a court pursuant to Section 2 or for the advancement of expenses made pursuant to
Section 5. may not be made to or on behalf of any director, officer, employee or agent if a final adjudication establishes that his acts or omissions involved intentional misconduct, fraud, or a knowing violation of the law and were material to the cause of action and shall, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

               SECTION 7. Insurance. The corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, agent of or participant in another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability.


                                  ARTICLE VIII

                               GENERAL PROVISIONS

                                   DIVIDENDS

               SECTION 1. Dividends upon the capital stock of the corporation, subject to the provisions of the articles of incorporation, if any, may be declared by the board of directors at any regular or special meeting pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the articles of incorporation.

               SECTION 2. Before payment of any dividend, there may be set aside out of any funds of the corporation available for, dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserver. to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the directors shall think conducive to the interest of the corporation, and the director's may modify or abolish any such reserves in the manner in which it was created.

                                     CHECKS

               SECTION 3. All checks or demands for money and notes of the corporation shall be signed by such officer or officers or such other person or persons as the board of directors may from time to time designate.

                                  FISCAL YEAR

               SECTION 4. The fiscal year of the corporation shall begin on the first day of January in each year.

                                      SEAL

               SECTION 5. The corporate seal shall have inscribed thereon the name of the corporation, the year of its incorporation and the words "Corporate Seal, Nevada."

                                   ARTICLE IX

                                   AMENDMENTS

               These by-laws may be altered or repealed at any regular meeting of the stockholders or of the board of directors or at any special meeting of the stockholders or of the board of directors if notice of such alteration or repeal be contained in the notice of such special meeting.